EMERITUS CORPORATION
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD NOTICE
(2014-2017 Performance Period)
Emeritus Corporation (the "Company") hereby grants to you a Restricted Stock Award (the "Award") for shares of the Company's Common Stock under the Company's Amended and Restated 2006 Equity Incentive Plan (the "Plan"). The Award is subject to all the terms and conditions set forth in this Restricted Stock Award Notice (the "Award Notice") and in the Restricted Stock Award Agreement and the Plan, which are incorporated into this Award Notice in its entirety.

Participant:	______________
Grant Date:	______________
Number of Restricted Shares Subject to the Award (the "Shares"):	______________
Fair Market Value Per Share on Grant Date (Informational, for tax purposes):	$_____________
Performance Period: Plan Year: Purchase Price (per Share):	January 1, 2014 – December 31, 2017 January 1 – December 31 $0.00
Vesting Schedule (subject to the terms set forth in the Restricted Stock Award Agreement):
Following the end of each Plan Year in the Performance Period, Shares will vest based on the percentage of annual increase in the Company's Cash From Facility Operations, as adjusted, excluding any self-insurance reserve adjustments relating to claims arising from incidents occurring during the Performance Period ("CFFO") per share for such Plan Year ("Annual Adjusted CFFO Growth") and, as applicable, average compounded cumulative annual growth in adjusted CFFO per share during the elapsed portion of the Performance Period ("Average Adjusted CFFO Growth"), each as described below.
(a)    Annual Adjusted CFFO Growth. Shares will vest and no longer be subject to forfeiture after each Plan Year in an amount equal to the product of (i) 25% of the total number of Shares subject to the Award and (ii) the percentage below that corresponds to the Annual Adjusted CFFO Growth percentage for the Plan Year (this percentage is labeled below as "Vesting Percentage," with straight-line interpolation for percentages that fall between the Annual Adjusted CFFO Growth percentages set forth below):

Annual Adjusted CFFO Growth

Vesting Percentage	50%	60%	70%	80%	90%	100%
No Shares will vest for a Plan Year pursuant to this section (a) in which Annual Adjusted CFFO Growth is not at least 7%, but Shares may vest for such Plan Year pursuant to section (b) below.
(b)    Average Adjusted CFFO Growth. In addition, for Plan Years 2, 3 and 4 in the Performance Period, any Shares that were eligible to vest during one or more prior Plan Years that did not vest during such year(s) may vest in a future Plan Year based on Average Adjusted CFFO Growth; provided, however, that Average Adjusted CFFO Growth must be at least 7% as calculated at the end of such Plan Year. In such event, Shares will vest for a Plan Year based on Average Adjusted CFFO Growth according to the following formula:

Step 1:

4
* Maximum of 100%

OR, if greater, the number of Shares cumulatively vested as of the end of the immediately prior Plan Year
Step 2: Minus
(i) the number of Shares that vested during the Plan Year as a result of Annual Adjusted CFFO Growth and (ii) the number of Shares cumulatively vested as of the end of the immediately completed prior Plan Year. This result will be "0" where no Shares are eligible to vest during a Plan Year by reason of Average Adjusted CFFO Growth.
For purposes of the foregoing "Applicable Plan Year" means the applicable Plan Year in the Performance Period—expressed in terms of 1, 2, 3 or 4, with 1 being the first such Plan Year in the Performance Period and 4 being the last.
(c)    Plan Year Vesting. The sum of (a) and (b) above equals the total number of Shares that will be vested for a single Plan Year. Any Shares that are not vested after completion of the Performance Period will automatically be forfeited to the Company.
Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice and the attached Restricted Stock Award Agreement. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject, except as may be set forth in a separate written agreement approved by the Committee (as defined in the Plan).

EMERITUS CORPORATION By: Title:	PARTICIPANT Taxpayer ID: Address:
Attachment: 1. Restricted Stock Award Agreement

EMERITUS CORPORATION
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
Pursuant to your Restricted Stock Award Award Notice, (the "Award Notice") and this Restricted Stock Award Agreement (this "Agreement"), Emeritus Corporation (the "Company") has granted you a Restricted Stock Award (the "Award") under its Amended and Restated 2006 Equity Incentive Plan (the "Plan") for the number of shares of the Company's Common Stock indicated in your Award Notice. The Award Notice, this Agreement and the Plan govern the terms of the Award. Capitalized terms not explicitly defined in this Agreement or the Award Notice but defined in the Plan shall have the same definitions as in the Plan.
1.    Vesting
Shares that have vested and are no longer subject to forfeiture according to the vesting schedule set forth in the Award Notice are referred to herein as "Vested Shares." Shares that are not vested and remain subject to forfeiture under the preceding schedule are referred to herein as "Unvested Shares." Subject to Section 4 of this Agreement the Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the vesting schedule set forth in the Award Notice. Collectively, the Unvested Shares and the Vested Shares are referred to herein as the "Shares."
The determination of achievement of the performance goals applicable to the Shares, the number of Shares vested as a result thereof and any other matters with respect to the Award will be made by the Committee in its sole and absolution discretion and its determination will be final and binding. The determination of vesting of Shares will be made by the Committee as soon as practicable after the applicable Plan Year. Any resulting fractional shares will be rounded up to the nearest whole number of Shares (with 0.5 rounded up), provided that Vested Shares may not exceed the total number of Shares subject to the Award.
2.    Transfer Restrictions
Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares is strictly prohibited and void, except by will or the laws of descent and distribution.
3.    Status of Participant; No Right to Special Dividends
You will be recorded as a shareholder of the Company with respect to the Shares. Notwithstanding the foregoing, Unvested Shares will not be entitled to any special dividends payable in connection with a reorganization of the Company or other transaction (or series of transactions) that results in a Change in Control or a Company Transaction.
4.    Effect of Company Transaction or Change in Control
4.1    In the event of a Company Transaction or a Change in Control, Unvested Shares will not become vested and no longer subject to forfeiture if and to the extent that the Award is continued, converted, assumed or otherwise replaced by a Successor Company; provided, however, that in the event of your Termination of Service (a) by the Company or the Successor Company for any reason other than for Cause or (b) by you for Good Reason (as defined in Section 4.2 of this Agreement), either in connection with or within one year following a Company Transaction or a Change in Control in which the Award is continued, converted, assumed or replaced by a Successor Company, any then Unvested Shares will become Vested Shares as of the effective date of such termination. Following such Company Transaction or Change in Control, the Committee will be authorized, in its sole discretion, to make such adjustments to the performance goals applicable to the Award as it deems necessary or advisable as a result of the Company Transaction or the Change in Control. In the event of a Company Transaction or a Change in Control in which the Award is not converted, assumed or replaced by a Successor Company, any then outstanding Unvested Shares will become Vested Shares immediately prior to completion of the Company Transaction or the Change in Control.
4.2    For purposes of this Agreement, "Good Reason" means the occurrence of any of the following conditions without your express, written consent:
(a)    a material diminution in either your annual base salary or in your total compensation package (except for a diminution in connection with a general diminution for all executives of the Company or the Successor Company and except for a diminution attributable to your or the Company's or the Successor Company's failure to meet applicable performance targets, goals or similar criteria);
(b)    a material diminution in your authority, position, duties or responsibilities relative to your authority, position, duties and responsibilities immediately prior to the Company Transaction or Change in Control;
(c)    a material breach by the Company or a Successor Company of this Agreement; or
(d)    any requirement by the Company or a Successor Company that you relocate your principal place of work more than 50 miles from its location on the date immediately prior to the Company Transaction or Change in Control.
Notwithstanding the foregoing, your Termination of Service will not be for Good Reason unless (i) you notify the Company in writing of the existence of the condition which you believes constitutes Good Reason within 90 days of the initial existence of such condition (which notice specifically identifies such condition), (ii) the Company or the Successor Company fails to remedy such condition within 30 days after the date on which it receives such notice (the "Remedial Period"), and (iii) you actually terminate employment or service within 30 days after the expiration of the Remedial Period.
5.    Securities Law Compliance
5.1    You represent and warrant that a copy of the Plan, the Plan Summary for the Plan, and all information that you deem necessary to evaluate the merits and risks of the acquisition of the Shares has been made available to you.
5.2    You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and any applicable state securities laws covering any transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You also hereby confirm that you have been informed that although the Shares acquired pursuant to this Agreement have been registered under the Securities Act, if and so long as you are an affiliate of the Company for purposes of Rule 144 of the Securities Act, any subsequent sale of such Shares by you must either be registered under the Securities Act or must satisfy the requirements of Rule 144 or another applicable exemption from such registration requirements.
6.    Termination of Employment or Service
Except as otherwise set forth in Section 4 of this Agreement, unless the Committee determines otherwise, all Unvested Shares will immediately be forfeited to the Company upon your Termination of Service without payment of any consideration to you; provided, however, that if your Termination of Service occurs after a Plan Year in which you were participating but prior to the Committee's determination of achievement of applicable performance goals and/or issuance of any Vested Shares for such completed Plan Year, you will remain eligible to receive any Vested Shares for such Plan Year.
7.    Section 83(b) Election for Restricted Stock Award
You understand that under Section 83(a) of the Internal Revenue Code of 1986 (the "Code"), the fair market value of the Unvested Shares on the date the forfeiture restrictions lapse will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term "forfeiture restrictions" means the right of the Company to receive back such Unvested Shares upon your Termination of Service. You understand that you may elect under Section 83(b) of the Code to be taxed at ordinary income rates on the fair market value of the Unvested Shares at the time they are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an "83(b) Election") must be filed with the Internal Revenue Service within 30 days from the grant date of the Restricted Stock Award.
You understand that there are significant risks associated with the decision to make an 83(b) Election. If you make an 83(b) Election and the Unvested Shares are subsequently forfeited to the Company, you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election. If you make an 83(b) Election and the value of the Unvested Shares subsequently declines, the 83(b) Election may cause you to recognize more compensation income than you would have otherwise recognized. On the other hand, if the value of the Unvested Shares increases and you have not made an 83(b) Election, you may recognize more compensation income than you would have if you had made the election.
THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. YOU UNDERSTAND THAT, IF YOU DECIDE TO MAKE AN 83(b) ELECTION, IT IS YOUR RESPONSIBILITY TO FILE SUCH AN ELECTION WITH THE INTERNAL REVENUE SERVICE AND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30‑DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the Award of the Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE.
You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment") attached hereto as Exhibit A. You further agree that if you choose to make an 83(b) Election with the Internal Revenue Service, you will also deliver to the Company with the signed Award Notice a signed copy of the 83(b) Election.
8.    Independent Tax Advice
You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of your specific situation or have had the opportunity to consult with such a tax advisor but have chosen not to do so.
9.    Book Entry Registration of the Shares
The Company will issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name and the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system. No certificate(s) representing all or a part of the Shares will be issued until the Shares become Vested Shares.
10.    Stop‑Transfer Notices
You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop‑transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.
11.    Clawback
The Shares will be subject to any clawback or recoupment policy adopted by the Company pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or as required by other law or the listing requirements of any national securities exchange on which the Common Stock is listed.
12.    Tax Withholding
As a condition to the removal of restrictions from your Vested Shares registered in book entry form with the Company's transfer agent, you agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse. Notwithstanding the previous sentence, you acknowledge and agree that the Company and any Related Company has the right to deduct from payments of any kind otherwise due to you any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Award.
13.    General Provisions
13.1    Notices
Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has specified by written notice to the other. The Company or you may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:
Emeritus Corporation
Attn: Compensation Department
3131 Elliott Avenue, Suite 500
    Seattle, Washington 98121
Notices to you shall be addressed at the address set forth on the Award Notice (or any subsequent address provided to the Company by you in writing).
13.2    No Waiver
No waiver of any provision of the Award Notice or this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
13.3    Undertaking
You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.
13.4    Entire Contract
This Agreement, the Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral or written agreements on the subject. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.
13.5    Successors and Assigns
The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
13.6    Counterparts
This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
13.7    Governing Law
The provisions of the Award Notice and this Agreement will be governed by the laws of the state of Washington, without giving effect to principles of conflicts of law.

EXHIBIT A

ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(b) ELECTION
The undersigned, a recipient of _______ shares of common stock of Emeritus Corporation, a Washington corporation (the "Company"), pursuant to a restricted stock award granted under the Company's Amended and Restated 2006 Equity Incentive Plan (the "Plan"), hereby states as follows:
1.    The undersigned acknowledges receipt of a copy of the Restricted Stock Award Notice and the Restricted Stock Award Agreement (collectively, the "Restricted Stock Award Agreement") and the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Agreement pursuant to which the award was granted.
2.    The undersigned either (check and complete as applicable)
(a)      has consulted, and has been fully advised by, the undersigned's own tax advisor, ________________________, whose business address is _________________________, regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state law, or
(b)      has knowingly chosen not to consult such a tax advisor.
3.    The undersigned hereby states that the undersigned has decided (check as applicable)
(a)      to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Restricted Stock Award Notice, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986", or
(b)      not to make an election pursuant to Section 83(b) of the Code.
4.    Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated: _______________	Recipient
Print Name

EXHIBIT B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:
1.    The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME OF TAXPAYER:
ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:
TAXABLE YEAR: ___________
2.    The property with respect to which the election is made is described as follows: _______________ shares of the Common Stock of Emeritus Corporation., a Washington corporation (the "Company").
3.    The date on which the property was transferred is: __________________________
4.    The property is subject to the following restrictions:
The property is subject to a forfeiture right pursuant to which the Company can reacquire the Shares if certain performance goals are not met with respect to the shares or if the taxpayer's services with the Company terminate prior to vesting of the shares. The Company's right to receive back the shares lapses in annual installments over a four-year period.
5.    The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________
6.    The amount (if any) paid for such property is: $___________
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above‑described property. The undersigned is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated: _______________	Taxpayer

DISTRIBUTION OF COPIES
1.    File original with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than 30 days after the date of grant.
2.    Attach one copy to the taxpayer's income tax return for the taxable year in which the property was transferred.
3.    Mail one copy to the Company at the following address:
Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121

23525-0006/LEGAL28633265.2